EXHIBIT 5.1
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
The Sponsors and Trustee of Equity Income Fund,
Blue Chip Stock Series 3, Premier American Portfolio, Defined Asset Funds:

We hereby consent to the use in this Registration Statement No. 33-61155 of our opinion dated August 22, 1995, relating to the Statement of Condition of Equity Income Fund Blue Chip Stock Series 3, Premier American Portfolio, Defined Asset Funds and to the reference to us under the heading 'Auditors' in the Prospectus which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
August 22, 1995